Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259119) and Form S-8 (Nos.333-241700,333-264747, 333-217741, 333-205338, 333-187346, 333-174758, 333-163832,333-140624, 333-121006, and 333-231163) of Vericel Corporation of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 23, 2023